EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-49081 of The Procter & Gamble Company on Form S-8 of our report dated September 7, 2001, appearing in this Annual Report on Form 11-K of the Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 2001


/S/ DELOITTE & TOUCHE LLP
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Cincinnati, Ohio
December 12, 2001